EXHIBIT INDEX
Exhibit        Description
No.
99.1         Press Release, dated May 6, 2020, of Saul Centers, Inc.

Section 2: EX-99.1 (EX-99.1)
Exhibit 99.1
SAUL CENTERS, INC.
7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522
(301) 986-6200
Saul Centers, Inc. Reports First Quarter 2020 Earnings
May 6, 2020, Bethesda, MD.
Saul Centers, Inc. (NYSE: BFS), an equity real estate investment trust ("REIT"), announced its operating results for the quarter ended March 31, 2020 (“2020 Quarter”). Total revenue for the 2020 Quarter decreased to $56.9 million from $59.8 million for the quarter ended March 31, 2019 (“2019 Quarter”). Net income decreased to $16.8 million for the 2020 Quarter from $17.1 million for the 2019 Quarter. Net income decreased due to (a) lower other revenue, primarily lease termination fees ($1.4 million), (b) lower base rent, primarily due to the lease expiration and re-leasing of the grocery anchors at Seven Corners, which opened in March 2020, and at Shops at Fairfax, projected to open in the third quarter of 2020 (collectively, $0.4 million) and (c) lower expense recoveries net of property expenses ($0.2 million), partially offset by (d) lower interest expense, net and amortization of deferred debt costs due to higher capitalized interest ($1.6 million). Net income available to common stockholders was $10.5 million ($0.45 per diluted share) for the 2020 Quarter, unchanged from the 2019 Quarter ($0.46 per diluted share).
Same property revenue decreased $2.0 million (3.5%) and same property operating income decreased $1.3 million (3.0%) for the 2020 Quarter compared to the 2019 Quarter. We define same property revenue as total revenue minus the revenue of properties not in operation for the entirety of the comparable reporting periods. We define same property operating income as net income plus (a) interest expense, net and amortization of deferred debt costs, (b) depreciation and amortization of deferred leasing costs, (c) general and administrative expenses and (d) change in fair value of derivatives minus (e) gains on sale of property and (f) the results of properties which were not in operation for the entirety of the comparable periods. Shopping Center same property operating income for the 2020 Quarter totaled $32.5 million, a $0.9 million decrease from the 2019 Quarter. Mixed-Use same property operating income totaled $10.1 million, a $0.4 million decrease from the 2019 Quarter. The decrease in Shopping Center same property operating income was primarily the result of lower termination fees ($0.9 million). The decrease in Mixed-Use same property operating income was primarily the result of (a) lower expense recoveries net of property expenses ($0.3 million) and (b) lower parking income ($0.1 million).
As of March 31, 2020, 95.3% of the commercial portfolio was leased (not including the residential portfolio), compared to 95.2% at March 31, 2019. On a same property basis, 95.3% of the commercial portfolio was leased as of March 31, 2020, compared to 95.7% at March 31, 2019. As of March 31, 2020, the residential portfolio was 96.7% leased compared to 99.0% at March 31, 2019.
Funds from operations ("FFO") available to common stockholders and noncontrolling interests (after deducting preferred stock dividends) was $25.3 million ($0.81 per diluted share) in the 2020 Quarter compared to $25.8 million ($0.84 per diluted share) in the 2019 Quarter. FFO is a non-GAAP supplemental earnings measure which the Company considers meaningful in measuring its operating performance. A reconciliation of net income to FFO is attached to this press release. The decrease in FFO available to common stockholders and noncontrolling interests was primarily due to (a) lower other revenue, primarily lease termination fees ($1.4 million), (b) lower base rent, primarily due to the lease expiration and re-leasing of the grocery anchors at Seven Corners, which opened in March 2020, and at Shops at Fairfax, projected to open in the third quarter of 2020 (collectively, $0.4 million) and (c) lower expense recoveries net of property expenses ($0.2 million), partially offset by (d) lower interest expense, net and amortization of deferred debt costs due to higher capitalized interest ($1.6 million).
A novel strain of coronavirus (“COVID-19”) was reported to have surfaced in Wuhan, China in December 2019, and has since spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. As a result, the COVID-19 pandemic is negatively affecting almost every industry directly or indirectly.
The actions taken by federal, state and local governments to mitigate the spread of the novel coronavirus ("COVID-19") by ordering closure of nonessential businesses and ordering residents to generally stay at home have resulted in many of our tenants announcing mandated or temporary closures of their operations and/or requesting adjustments to their lease terms. Experts predict that the COVID-19 pandemic will trigger a period of global economic slowdown or a global recession.

www.SaulCenters.com

COVID-19 could have a material and adverse effect on or cause disruption to our business or financial condition, results from operations, cash flows and the market value and trading price of our securities.
While the Company’s grocery stores, pharmacies, banks and home improvement stores generally remain open, restaurants, if open, are operating with delivery and curb side pick-up only, and most health, beauty supply and services, fitness centers, and other non-essential businesses remain closed. As of May 5, 2020, approximately 32% of the Company’s contractual base rent and operating expense and real estate tax recoveries for April 2020 remains unpaid, excluding rent subject to executed deferral agreements totaling approximately $355,600 (2%). The Company is generally not charging late fees or delinquent interest on these past due payments and, in many cases, additional rent deferral agreements are being negotiated to allow tenants temporary relief where needed. For additional discussion of how the COVID-19 pandemic has impacted the Company's business, please see Part 1, Item 2 (Management's Discussion and Analysis of Financial Condition and Results of Operations) of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.
Saul Centers, Inc. is a self-managed, self-administered equity REIT headquartered in Bethesda, Maryland, which currently operates and manages a real estate portfolio of 60 properties which includes (a) 50 community and neighborhood shopping centers and six mixed-use properties with approximately 9.4 million square feet of leasable area and (b) four land and development properties. Approximately 85% of the Saul Centers' property operating income is generated by properties in the metropolitan Washington, DC/Baltimore area.

Contact:    Scott Schneider
(301) 986-6220

Safe Harbor Statement
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on (i) Form 10-K for the year ended December 31, 2019 and (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and include the following: (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (iv) the Company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations and management’s ability to estimate the impact of such changes, (vi) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (vii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (viii) increases in operating costs, (ix) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (x) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xi) impairment charges, (xii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and (xiii) an epidemic or pandemic (such as the outbreak and worldwide spread of the novel coronavirus ("COVID-19")), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period. Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in (i) our Annual Report on Form 10-K for the year ended December 31, 2019 and (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

www.SaulCenters.com

Saul Centers, Inc.
Consolidated Balance Sheets
(In thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Real estate investments
Land	$453,322	$453,322
Buildings and equipment	1,300,605	1,292,631
Construction in progress	345,880	335,644
	2,099,807	2,081,597
Accumulated depreciation	(572,912)	(563,474)
	1,526,895	1,518,123
Cash and cash equivalents	31,935	13,905
Accounts receivable and accrued income, net	49,994	52,311
Deferred leasing costs, net	27,546	24,083
Prepaid expenses, net	3,611	5,363
Other assets	4,859	4,555
Total assets	$1,644,840	$1,618,340

Liabilities
Notes payable	$798,343	$821,503
Term loan facility payable	74,716	74,691
Revolving credit facility payable	123,507	86,371
Construction loan payable	122,510	108,623
Dividends and distributions payable	19,350	19,291
Accounts payable, accrued expenses and other liabilities	35,122	35,199
Deferred income	24,686	29,306
Total liabilities	1,198,234	1,174,984

Equity
Preferred stock, 1,000,000 shares authorized:
Series D Cumulative Redeemable, 30,000 shares issued and outstanding	75,000	75,000
Series E Cumulative Redeemable, 44,000 shares issued and outstanding	110,000	110,000
Common stock, $0.01 par value, 40,000,000 shares authorized, 23,326,963 and 23,231,240 shares issued and outstanding, respectively	233	232
Additional paid-in capital	415,962	410,926
Distributions in excess of accumulated earnings	(223,075)	(221,177)
Total Saul Centers, Inc. equity	378,120	374,981
Noncontrolling interests	68,486	68,375
Total equity	446,606	443,356
Total liabilities and equity	$1,644,840	$1,618,340

Saul Centers, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue	(unaudited)
Rental revenue	$55,415	$56,803
Other	1,528	2,947
Total revenue	56,943	59,750
Expenses
Property operating expenses	7,036	8,001
Real estate taxes	7,153	7,148
Interest expense, net and amortization of deferred debt costs	9,594	11,067
Depreciation and amortization of deferred leasing costs	11,281	11,643
General and administrative	5,050	4,814
Total expenses	40,114	42,673
Net Income	16,829	17,077
Noncontrolling interests
Income attributable to noncontrolling interests	(3,565)	(3,630)
Net income attributable to Saul Centers, Inc.	13,264	13,447
Preferred stock dividends	(2,798)	(2,953)
Net income available to common stockholders	$10,466	$10,494
Per share net income available to common stockholders
Basic and diluted	$0.45	$0.46
Dividends declared per common share outstanding	$0.53	$0.53

Reconciliation of net income to FFO available to common stockholders and noncontrolling interests (1)
	Three Months Ended March 31,
(In thousands, except per share amounts)	2020	2019
	(unaudited)
Net income	$16,829	$17,077
Add:
Real estate depreciation and amortization	11,281	11,643
FFO	28,110	28,720
Subtract:
Preferred stock dividends	(2,798)	(2,953)
FFO available to common stockholders and noncontrolling interests	$25,312	$25,767
Weighted average shares:
Diluted weighted average common stock	23,299	22,863
Convertible limited partnership units	7,897	7,835
Average shares and units used to compute FFO per share	31,196	30,698
FFO per share available to common stockholders and noncontrolling interests	$0.81	$0.84

(1)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by NAREIT as net income, computed in accordance with GAAP, plus real estate depreciation and amortization, and excluding impairment charges on real estate assets and gains or losses from real estate dispositions. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, which is disclosed in the Company’s Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of FFO. FFO should not be considered as an alternative to net income, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance, or as an alternative to cash flows as a measure of liquidity. Management considers FFO a meaningful supplemental measure of operating performance because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time (i.e. depreciation), which is contrary to what the Company believes occurs with its assets, and because industry analysts have accepted it as a performance measure. FFO may not be comparable to similarly titled measures employed by other REITs.

Reconciliation of revenue to same property revenue (2)
(in thousands)	Three months ended March 31,
	2020	2019
	(unaudited)
Total revenue	$56,943	$59,750
Less: Acquisitions, dispositions and development properties	(130)	(889)
Total same property revenue	$56,813	$58,861

Shopping Centers	$41,441	$43,159
Mixed-Use properties	15,372	15,702
Total same property revenue	$56,813	$58,861

Total Shopping Center revenue	$41,571	$43,159
Less: Shopping Center acquisitions, dispositions and development properties	(130)	—
Total same Shopping Center revenue	$41,441	$43,159

Total Mixed-Use property revenue	$15,372	$16,591
Less: Mixed-Use acquisitions, dispositions and development properties	—	(889)
Total same Mixed-Use property revenue	$15,372	$15,702

(2)
Same property revenue is a non-GAAP financial measure of performance that improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. Same property revenue adjusts property revenue by subtracting the revenue of properties not in operation for the entirety of the comparable reporting periods. Same property revenue is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. Same property revenue should not be considered as an alternative to total revenue, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance. Management considers same property revenue a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company’s properties. Management believes the exclusion of these items from same property revenue is useful because the resulting measure captures the actual revenue generated and actual expenses incurred by operating the Company’s properties. Other REITs may use different methodologies for calculating same property revenue. Accordingly, the Company’s same property revenue may not be comparable to those of other REITs.

Reconciliation of net income to same property operating income (3)
	Three Months Ended March 31,
(In thousands)	2020	2019
	(unaudited)
Net income	$16,829	$17,077
Add: Interest expense, net and amortization of deferred debt costs	9,594	11,067
Add: Depreciation and amortization of deferred leasing costs	11,281	11,643
Add: General and administrative	5,050	4,814
Property operating income	42,754	44,601
Less: Acquisitions, dispositions and development properties	(104)	(628)
Total same property operating income	$42,650	$43,973

Shopping Centers	$32,545	$33,471
Mixed-Use properties	10,105	10,502
Total same property operating income	$42,650	$43,973

Shopping Center operating income	$32,649	$33,471
Less: Shopping Center acquisitions, dispositions and development properties	(104)	—
Total same Shopping Center operating income	$32,545	$33,471

Mixed-Use property operating income	$10,105	$11,130
Less: Mixed-Use acquisitions, dispositions and development properties	—	(628)
Total same Mixed-Use property operating income	$10,105	$10,502

(3) Same property operating income is a non-GAAP financial measure of performance that improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. Same property operating income adjusts property operating income by subtracting the results of properties that were not in operation for the entirety of the comparable periods. Same property operating income is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. Same property operating income should not be considered as an alternative to property operating income, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance. Management considers same property operating income a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company’s properties. Management believes the exclusion of these items from property operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred by operating the Company’s properties. Other REITs may use different methodologies for calculating same property operating income. Accordingly, same property operating income may not be comparable to those of other REITs.